UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2014

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2014, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) granted the following performance based restricted stock and restricted stock unit awards under the 2004 Stock and Incentive Compensation Plan to Peter S. Ho, Chairman, CEO and President, Peter M. Biggs, Vice Chairman and Chief Retail Banking Officer, Kent T. Lucien, Vice Chairman and Chief Financial Officer, Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary, and Mary E. Sellers, Vice Chairman and Chief Risk Officer:

GRANTEE	Restricted Stock Grants	Restricted Stock Units
Peter S. Ho	20,000	20,000
Peter M. Biggs	5,265	5,265
Kent T. Lucien	5,265	5,265
Mark A. Rossi	5,265	5,265
Mary E. Sellers	5,265	5,265

These performance based restricted stock and restricted stock unit awards were made pursuant to individual Restricted Stock and Restricted Stock Unit Grant Agreements, which provide for the performance based restricted stock and restricted stock units to vest in one-third blocks on March 2, 2015, January 29, 2016 and January 31, 2017, provided that the Grantee is employed with the Company on such vesting dates and the Company’s performance objectives relating to the Company’s Return on Assets, Return on Equity, Tier 1 Capital Ratio or Stock Price to Book Ratio, as compared to designated Peer Group performance, and Company Net Income requirements are achieved and certified by the Committee, as more particularly described in the form 2014 Restricted Stock and Restricted Stock Unit Grant Agreements referenced above which are attached hereto as Exhibit 10.1 relating to Mr. Ho, Mr. Biggs and Ms. Sellers and Exhibit 10.2 relating to Mr. Lucien and Mr. Rossi (which include a provision for conditional Committee vesting discretion in the event of voluntary retirement by Mr. Lucien or Mr. Rossi), each of which are incorporated herein by reference. The performance based service requirements and 3 year vesting schedule directly tie to the Company’s long term executive retention and performance goals.

On January 24, 2014, the Committee and the independent members of the Board of Directors (the “Board”) granted the following performance based restricted stock and restricted stock unit awards under the 2004 Stock and Incentive Compensation Plan to Peter S. Ho, Chairman, CEO and President, Peter M. Biggs, Vice Chairman and Chief Retail Banking Officer, Kent T. Lucien, Vice Chairman and Chief Financial Officer, Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary, and Mary E. Sellers, Vice Chairman and Chief Risk Officer:

GRANTEE	Restricted Stock Grants	Restricted Stock Units
Peter S. Ho	28,350	28,350
Peter M. Biggs	2,500	2,500
Kent T. Lucien	2,500	2,500
Mark A. Rossi	2,500	2,500
Mary E. Sellers	2,500	2,500

In granting these performance based restricted stock and restricted stock unit awards, the Committee and the Board considered several key factors including the Company’s sustained long-term performance through development and execution of the 2014-2016 Strategic Plan, Mr. Ho’s stewardship in the successful completion of the 2011-2013 Strategic Plan resulting in gains in market share and customer satisfaction and maintaining top tier return on equity, stock price to book ratio and tier 1 capital ratio. The performance based restricted stock and restricted stock unit awards were made pursuant to individual Restricted Stock and Restricted Stock Unit Grant Agreements, which provide for the performance based restricted stock and restricted stock units to vest in one-fourth blocks on March 2, 2015, January 29, 2016, January 31, 2017, and January 31, 2018, provided that the Grantee is employed with the Company on such vesting dates and the Company’s performance objectives relating to the Company’s Return on Assets, Return on Equity, Tier 1 Capital Ratio or Stock Price to Book Ratio, as compared to designated Peer Group performance, and Company Net Income requirements are achieved and certified by the Committee, as more particularly described in the form 2014

Restricted Stock and Restricted Stock Unit Grant Agreements referenced above which are attached hereto as Exhibit 10.3 relating to Mr. Ho, Mr. Biggs and Ms. Sellers and Exhibit 10.4 relating to Mr. Lucien and Mr. Rossi (which include a provision for conditional Committee vesting discretion in the event of voluntary retirement by Mr. Lucien or Mr. Rossi), each of which are incorporated herein by reference.  The performance based service requirements and 4 year vesting schedule directly tie to the Company’s long term executive retention and performance goals.

On January 24, 2014, the Committee approved a Special Incentive Agreement for Mark A. Rossi and Mary E. Sellers (the “Agreement”). The Agreement provides for payment of the amount of $345,000 to Mr. Rossi and Ms. Sellers in a single lump sum not later than March 1, 2017 provided that Mr. Rossi and Ms. Sellers remain employed through February 1, 2017 and the Company achieves positive net income for each of the calendar years ending 2014, 2015 and 2016, as publicly announced by the Company in its earnings releases for each such calendar year. A copy of the form Agreement referenced above is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.

10.1 2014 Restricted Stock and Restricted Stock Unit Grant Agreements
10.2 2014 Restricted Stock and Restricted Stock Unit Grant Agreements
10.3 2014 Restricted Stock and Restricted Stock Unit Grant Agreements
10.4 2014 Restricted Stock and Restricted Stock Unit Grant Agreements
10.5 Special Incentive Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary